________________________________________________________________________________

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                SEQUA CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of Filing Fee (Check the appropriate box):

[x] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

         .......................................................................

    (2) Aggregate number of securities to which transaction applies:

        ........................................................................

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):

       .........................................................................

   (4) Proposed maximum aggregate value of transaction:

       .........................................................................

   (5) Total fee paid:

       .........................................................................

[ ] Fee paid previously with preliminary materials.

       .........................................................................

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount Previously Paid:

        ........................................................................

    (2) Form, Schedule or Registration Statement No.:

        ........................................................................

    (3) Filing Party:

        ........................................................................

    (4) Date Filed:

        ........................................................................

________________________________________________________________________________

[Logo]

                               SEQUA CORPORATION
                                200 PARK AVENUE
                            NEW YORK, NEW YORK 10166

                               -------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 4, 2000

                               -------------------
    The annual meeting of stockholders of SEQUA CORPORATION (the 'Company') will be held in Conference Room A on the 11th floor, 270 Park Avenue, New York, New York, on Thursday, May 4, 2000, at 11 A.M., for the following purposes:

        1. To elect directors;

        2. To consider and vote on a proposal to reapprove the Management Incentive Bonus Program for Corporate Executive Officers;

        3. To consider and vote on a proposal to amend and approve the 1998 Key Employees Stock Option Plan;

        4. To ratify the appointment of Arthur Andersen LLP, independent public accountants; and

        5. To transact such other business as may properly come before the meeting or any adjournment thereof.

    Only stockholders of record at the close of business on March 15, 2000 are entitled to notice of and to vote at the meeting and any adjournment thereof. A list of stockholders will be available for examination by any stockholder, for any purpose germane to such meeting, during the ten days prior to the meeting date at the Company's address set forth above.

                                          By order of the Board of Directors,
                                          Steven R. Lowson
                                          Secretary

New York, N.Y.
April 5, 2000

                                   IMPORTANT
PLEASE COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTPAID WHITE ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON. IF YOU ARE PLANNING TO ATTEND THE MEETING, YOU MUST RETURN THE ENCLOSED POSTPAID ATTENDANCE CARD AS QUICKLY AS POSSIBLE.

              NO ONE WILL BE ADMITTED WITHOUT AN ATTENDANCE CARD.

                         THANK YOU FOR ACTING PROMPTLY.

                               SEQUA CORPORATION
                                200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 4, 2000
                                PROXY STATEMENT

                        PERSONS MAKING THE SOLICITATION

    The accompanying proxy is being solicited by the Board of Directors of Sequa Corporation (the 'Company') for use at the annual meeting of stockholders to be held on Thursday, May 4, 2000, or any adjournment thereof. If such proxy is properly signed and returned prior to the meeting, the shares with respect to which the proxy is given will be voted as indicated thereon; provided, however, that a stockholder may revoke his proxy at any time prior to its use at the meeting, either by giving written notice addressed to the Secretary of the Company, at its executive offices located at 200 Park Avenue, New York, New York 10166, or by withdrawing his proxy and voting in person at the meeting. The entire cost of soliciting proxies will be borne by the Company. Proxies will be solicited principally through the use of the mails but directors, officers and regular employees of the Company, without additional compensation, may use their personal efforts by telephone or otherwise to obtain proxies. The Company will also request banks, brokers and other nominee holders of the Company's shares to forward proxy materials to their principals or customers who are beneficial owners of such shares and will reimburse such holders for their reasonable expenses incurred in doing so. The Company anticipates that mailing of proxy material to stockholders will commence on or about April 5, 2000.

                    VOTING SECURITIES AND OWNERSHIP THEREOF
                  BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    Only stockholders of record at the close of business on March 15, 2000, the record date with respect to this solicitation, will be entitled to notice of, and to vote at, the meeting. On the record date, there were outstanding 7,041,510 shares of the Company's Class A Common Stock, no par value ('Class A Common Stock'), 3,329,780 shares of the Company's Class B Common Stock, no par value ('Class B Common Stock'), and 412,815 shares of the Company's $5.00 Cumulative Convertible Preferred Stock, par value $1.00 per share ('Preferred Stock'), which constitute the only outstanding voting securities. Each share of Class B Common Stock is convertible at any time into one share of Class A Common Stock, and each share of Preferred Stock is convertible at any time into 1.322 shares of Class A Common Stock, subject to certain adjustments. Each share of Class A Common Stock and each share of Preferred Stock have one vote and, with respect to all matters to come before the meeting, will vote with the Class B Common Stock, which has ten votes per share. The presence in person or by proxy of stockholders of record representing in the aggregate a majority of the combined outstanding voting rights of all classes of stock of the Company entitled to vote shall constitute a quorum for the transaction of business. Broker non-votes and abstentions are counted in determining the existence of a quorum for all proposals except Item 3. Proxies marked (i) as abstentions, or
(ii) to withhold a vote from a nominee as a director in the case of the election of directors, will have the effect of a negative vote. Broker non-votes (where a nominee holding shares for a beneficial owner has not received voting instructions from the beneficial owner with respect to a particular matter and such nominee does not possess or choose to exercise his discretionary authority with respect thereto) will be considered as present at the meeting but not entitled to vote with respect to the particular matter and will therefore have no effect on the vote. Directors shall be elected by a plurality of votes cast. The affirmative vote of the holders of shares of stock representing a majority of the combined voting rights of all eligible classes of stock present or represented at the meeting is required for approval of Items 2 and 4. The affirmative vote of the holders of a majority of the combined vote cast of the Company's Class A Common Stock, Class B Common Stock, and Preferred Stock issued and outstanding on the record date is required to approve Item 3, provided that the total vote cast represents over 50% in interest of all securities entitled to vote. Votes are counted preliminarily by the Company's transfer agent through its automated system and, finally, at the Annual Meeting of Stockholders, by the Inspectors of Election.

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS

    The table below sets forth information with respect to any person (other than the Company's directors) known to the Company to be the beneficial owner of more than five percent of any class of the Company's outstanding voting securities as of March 1, 2000. Except to the extent indicated in the footnotes, sole voting and investment power with respect to the shares shown is held by the owner named.

                                                NUMBER OF SHARES                 PERCENT OF
                                                   OF CLASS A      PERCENT OF    AGGREGATE
NAME AND ADDRESS                                  COMMON STOCK       CLASS      VOTING POWER
----------------                                  ------------       -----      ------------
Gabelli Funds, Inc............................     1,407,408(1)      19.99(1)       3.45(1)
  (and affiliates)
One Corporate Center
Rye, NY 10580-1434
Sequa Corporation Master Trust................       544,800(2)       7.73          1.34
  (for participating pension plans)
c/o The Bank of New York
  (as Master Trustee)
One Wall Street
New York, NY 10286

                                                NUMBER OF SHARES                 PERCENT OF
                                                   OF CLASS B      PERCENT OF    AGGREGATE
NAME AND ADDRESS                                  COMMON STOCK       CLASS      VOTING POWER
----------------                                  ------------       -----      ------------
Gabelli Funds, Inc............................     1,014,613(1)      30.47(1)      24.90(1)
  (and affiliates)
One Corporate Center
Rye, NY 10580-1434

                                                     NUMBER OF                    PERCENT OF
                                                     SHARES OF      PERCENT OF    AGGREGATE
NAME AND ADDRESS                                  PREFERRED STOCK     CLASS      VOTING POWER
----------------                                  ---------------     -----      ------------
Gabelli Funds, Inc..............................      162,650(1)      39.40(1)     (3)
  (and affiliates)
One Corporate Center
Rye, NY 10580-1434
Forest Investment Management LLC................      122,400         29.65        (3)
  (and affiliates)
53 Forest Avenue
Old Greenwich, CT 06870

                                                        (footnotes on next page)

(footnotes from previous page)

(1) Gabelli Funds, Inc. and GAMCO Investors, Inc. (and affiliates) (collectively, the 'Gabelli Companies') own beneficially all classes of the Company's stock. Pursuant to Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended, the total of the Gabelli Companies' Class A Common Stock, Class B Common Stock (if converted into Class A Common Stock) and Preferred Stock (if converted into Class A Common Stock) would give the Gabelli Companies aggregate holdings of 2,637,044 shares of Class A Common Stock, or 31.88 percent of that class. This would represent 8.33 percent of the total votes then outstanding (after conversions to Class A of all Gabelli Companies' stock) in all classes. If no conversions were done, the total current holdings of all three classes of stock by the Gabelli Companies gives them 28.75 percent of the aggregate voting power of all Company stock. Of the Preferred Stock, the Gabelli Companies have no voting power with respect to 33,400 shares. In connection with their shares of Class B Common Stock, the Gabelli Companies have no voting power with respect to 222,500 shares. The data as to holdings of the Gabelli Companies is based on their most recent filings made with the Securities and Exchange Commission (April 16, 1999: Class A Common Stock; December 31, 1999:
    Class B Common Stock; December 21, 1999: Preferred Stock).

(2) All of the shares of Class A Common Stock held by the Sequa Corporation Master Trust (the 'Trust') are voted by the Trust's Investment Committee, composed of certain officers of the Company. Such committee also makes decisions regarding acquisitions and dispositions of Company stock for the Trust.

(3) Less than 1%.

SECURITY OWNERSHIP BY MANAGEMENT

    The following table provides information as to the Company's voting securities beneficially owned as of March 1, 2000, by the Company's directors, the named executive officers of the Company and by all such directors and executive officers as a group. None of the Company's executive officers or directors is the beneficial owner of any Preferred Stock (with the exception of 400 shares owned by a trust in which the children of an executive officer have a partial remainder interest, and as to which the executive officer, who is the trustee, disclaims beneficial ownership). Except to the extent indicated in the footnotes, sole voting and investment power with respect to the shares shown is held by the owner named.

                                 NUMBER OF                          NUMBER OF               PERCENT OF
                                 SHARES OF             PERCENT      SHARES OF     PERCENT    AGGREGATE
                                  CLASS A                 OF        CLASS B         OF        VOTING
                               COMMON STOCK             CLASS     COMMON STOCK     CLASS      POWER
                               ------------             -----     ------------     -----      -----
    Norman E. Alexander........   2,169,101(a)(b)(c)(d)  30.78      1,944,744     58.40      53.04
    Leon Black.................       1,346               (e)            None       --        --
    Alvin Dworman..............       1,991               (e)            None       --        (e)
    David S. Gottesman.........       8,861               (e)            None       --        (e)
    Gerald S. Gutterman........      19,748(c)            (e)          13,585      (e)        (e)
    Stuart Z. Krinsly..........      66,351(a)(c)(d)      (e)          64,030       1.92       1.73
    William P. Ksiazek.........       3,646(d)            (e)              24      (e)        (e)

                                                  (table continued on next page)

(table continued from previous page)

                                  NUMBER OF                         NUMBER OF               PERCENT OF
                                  SHARES OF              PERCENT    SHARES OF     PERCENT   AGGREGATE
                                   CLASS A                 OF        CLASS B        OF        VOTING
                                 COMMON STOCK             CLASS    COMMON STOCK    CLASS      POWER
                                 ------------             -----    ------------    -----      -----
    Donald D. Kummerfeld.......         200               (e)            None       --        (e)
    Richard S. LeFrak..........       3,361               (e)             500      (e)        (e)
    John J. Quicke.............      20,167(d)(f)         (e)            None       --        (e)
    Michael I. Sovern..........       1,000               (e)            None       --        (e)
    Fred R. Sullivan...........       3,056(g)            (e)             648(g)   (e)        (e)
    Gerald Tsai, Jr............         500               (e)            None       --        (e)
    Martin Weinstein...........      25,973(d)            (e)            None       --        (e)
    All executive officers and
      directors as a group
      (15 persons consisting of
      the above)...............   2,325,301(a)(b)(c)(d)   32.94     2,023,531(d)   60.77      55.34

---------

 (a) Includes certain shares held for the benefit of the named executive officer in the Company's 401-K Plan.

 (b) Includes 37,415 shares of Class A Common Stock owned by the Norman and Marjorie Alexander Foundation, as to which Mr. Alexander disclaims beneficial ownership.

 (c) Does not include shares held by the Sequa Corporation Master Trust (see 'Security Ownership by Certain Beneficial Owners,' above), of which
     Messrs. Alexander, Krinsly and Gutterman (through June 1, 1999) are members of its Investment Committee.

 (d) Includes shares of Class A Common Stock which may be obtained upon the exercise, within sixty days of the date of this Proxy Statement, of stock options by Mr. Alexander -- 5,000; Mr. Quicke -- 4,000; Mr.
     Krinsly -- 4,000; Dr. Weinstein -- 4,000; Mr. Ksiazek -- 1,666; and by all executive officers as a group -- 18,666.

 (e) Less than 1%.

 (f) Includes 600 shares of Class A Common Stock owned by minor children of Mr. Quicke or by trusts for the benefit of the minor children, as to which he disclaims beneficial ownership.

 (g) Includes 1,209 shares of Class A Common Stock and 198 shares of Class B Common Stock owned by Mrs. Fred R. Sullivan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Each director and officer of the Company who is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the 'Exchange Act') is required to report to the Securities and Exchange Commission by a specified date his or her beneficial ownership of, or transactions in, the Company's securities. Reports received by the Company indicate that all such directors and officers have filed all requisite reports with the SEC on a timely basis during or with respect to 1999 except for Mr. Kummerfeld who inadvertently failed to report a sale of 100 shares of stock and who intends to make the requisite filing shortly.

ITEM 1.

                             ELECTION OF DIRECTORS

DIRECTORS

    At the meeting, twelve directors are to be elected to hold office until the next annual meeting and until their successors shall have been elected. If no other instructions are given, the persons named in the enclosed form of proxy will vote for the election of the nominees named in the table below. In case any such nominee should become unavailable for any reason, an event not now anticipated, the proxy holders reserve the right to substitute another person of their choice in his place. Each of the nominees has previously been elected by the stockholders, except for Dr. Weinstein who was elected by the Board of Directors as a director effective December 16, 1999.

                                                   PRESENT OCCUPATION AND
          NAME AND AGE                                OTHER INFORMATION
          ------------                                -----------------
Norman E. Alexander...............  Chairman of the Board and Chief Executive Officer of the
Age 85                                Company since 1975. Served as President and Chief
                                      Executive Officer from 1957 to 1975 and as President from
                                      1982 to 1983. Has been a director of the Company since
                                      1957 and is a member of the Executive Committee. May be
                                      deemed to be a control person of the Company (see 'Voting
                                      Securities and Ownership Thereof by Certain Beneficial
                                      Owners and Management'). Also a director of Richton
                                      International Corporation.
Leon Black .......................  Principal and Founding Partner, Apollo Management, L.P. (since
Age 48                                1995), Apollo Advisors, L.P. (since 1990) and related entities
                                      (private investment firms). Has been a director of the Company since December 1997. Also a director of Samsonite Corporation,
                                      Vail Resorts, Inc., United Rentals, Inc., Telemundo Group, Inc.
                                      and Wyndham International, Inc. Is a Trustee of Mt. Sinai
                                      Hospital, the Museum of Modern Art, Lincoln Center for the
                                      Performing Arts, Prep for Prep, The Jewish Museum, Cardozo School
                                      of Law, Asia Society, Spence School and Vail Valley Foundation.
Alvin Dworman ....................  Chairman, ADCO Group (a financial services, merchant banking and
Age 74                                real estate company) since 1981; also, Chairman, Lee National
                                      Corp. (a financial services, merchant banking and real estate company) since the late 1960's. Has been a director of the
                                      Company since 1987 and is a member of the Audit Committee.
David S. Gottesman ...............  Managing Partner, First Manhattan Co. (an investment management
Age 73                                company) since 1964. Has been a director of the Company since
                                      1982 and is Chairman of the Nominating Committee.
Stuart Z. Krinsly ................  Senior Executive Vice President and General Counsel of the Company
Age 82                                since 1982; from 1978 to 1982, served as Executive Vice President and has been the Company's General Counsel since 1965. Has been a director and officer of the Company since 1957 and is a member of the Executive Committee.

                                                          PRESENT OCCUPATION AND
           NAME AND AGE                                      OTHER INFORMATION
           ------------                                      -----------------
Donald D. Kummerfeld .............  Chairman, Kummerfeld Associates (an investment banking and
Age 65                                financial advisory firm) since 1985. From 1978 to 1985, was
                                      President and Chief Operating Officer, News America Publishing,
                                      Inc. Has been a director of the Company since 1983 and is a member of the Compensation Committee. Also a Director of Educap
                                      Inc., Chairman and Director of Qiosk.com Inc. and Vice Chairman
                                      and Director of Ontempo, Inc.
Richard S. LeFrak ................  President, Lefrak Organization, Inc. (a diversified, privately held
Age 54                                company active in major residential and commercial real estate development projects, oil and gas exploration, finance and entertainment production) since 1975. Also a director of The New
                                      York Restaurant Group, Inc. Has been a director of the Company since 1986 and is a member of the Nominating Committee.
John J. Quicke ...................  President and Chief Operating Officer of the Company since March
Age 50                                1993. Served as Senior Executive Vice President, Operations, of
                                      the Company from June 1992 to March 1993; from February 1991 to
                                      June 1992, served as Vice President, Financial Services, of the
                                      Company; from 1987 to February 1991, served as Vice President,
                                      Financial Projects, of the Company. Held various offices and positions in Chromalloy American Corporation (which became a subsidiary of the Company in 1986) from 1979 to 1987. Has been a director of the Company since 1993 and is a member of the
                                      Executive Committee.
Michael I. Sovern ................  Chancellor Kent Professor of Law and President Emeritus of Columbia
Age 66                                University since 1993; President of Columbia University from 1980 to 1993; President of the Shubert Foundation since 1996. Served as Advisor to the Board of Directors of the Company from 1990 to
                                      May 1996, when he was elected to serve as a director, and is a member of the Nominating Committee. Also a director of AT&T,
                                      Warner-Lambert, the Shubert Organization and Sotheby's Holdings,
                                      Inc.
Fred R. Sullivan .................  Chairman of the Board and Chief Executive Officer, Richton
Age 85                                International Corporation (a diversified service company) since
                                      1989. From 1987 to 1990, served as Chairman of the Board and
                                      President, Interim Systems Corporation (a temporary personnel and health care service company). Prior to 1987, served as Chairman of the Board and President, Kidde, Inc. (a multi-market
                                      manufacturing and service company). Has been a director of the
                                      Company since 1962 and is a member of the Audit Committee.

                                                          PRESENT OCCUPATION AND
           NAME AND AGE                                      OTHER INFORMATION
           ------------                                      -----------------
Gerald Tsai, Jr. .................  Private investor. From February 1993 to October 1997, served as
Age 71                                Chairman, President and Chief Executive Officer, Delta Life
                                      Corporation (an insurance company); private investor from 1991 to
                                      1993; Chairman of the Executive Committee of the Board of
                                      Directors, Primerica Corporation (a diversified financial
                                      services company) from 1988 to 1991; from 1987 to 1988, was
                                      Chairman and Chief Executive Officer of Primerica; and from 1982 to 1987, held several other offices at Primerica. Has been a director of the Company since 1976 and is Chairman of the
                                      Compensation Committee and of the Audit Committee. Also a
                                      director of Rite Aid Corporation, Saks Incorporated, Triarc
                                      Companies, Inc., United Rentals, Inc. and Zenith National
                                      Insurance Corp. Also a Trustee of Boston University, Mount
                                      Sinai - NYU Medical Center and NYU School of Medicine Foundation.
Martin Weinstein .................  Executive Vice President, Gas Turbine Operations since
Age 64                                December 1999. Served as Senior Vice President, Gas Turbine
                                      Operations of the Company from 1988 to 1999; from 1987 to 1988, served as Vice President, Gas Turbine Operations of the Company.
                                      Held various offices and positions in Chromalloy American
                                      Corporation (which became a subsidiary of the Company in 1986)
                                      from 1968 to 1987. Has been a director of the Company since 1999.

    During 1999, the Company's Board of Directors held nine regularly scheduled meetings. All of the directors, except for Mr. Black, attended at least 75% of the aggregate of regularly scheduled Board meetings and meetings of committees of which they are members, respectively.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE 'FOR' THE
                  ELECTION OF THE ABOVE NOMINEES FOR DIRECTOR.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Company's standing committees are Executive, Audit, Compensation and Nominating. During 1999, membership on those committees consisted of the following: Executive Committee: Messrs. Alexander, Dworman, Krinsly, and Quicke; Audit Committee: Messrs. Dworman, Sullivan and Tsai; Compensation Committee:
Messrs. Kummerfeld, and Tsai; and Nominating Committee: Messrs. Gottesman, Black, LeFrak and Sovern. The Executive Committee acts in place of the full Board of Directors between meetings thereof, evaluates a variety of projects of the Company and makes recommendations to the Board. The Executive Committee held four meetings during 1999. The activities of the Audit Committee include a review with the independent auditors of the plans and results of the audit engagement; conferring with respect to audit activities; consideration of the independence of the auditors; review of the auditors' fees and the recommendation to the Board as to the engagement of the auditors. During 1999, the Audit Committee held three meetings. The Compensation Committee recommends to the Board the compensation arrangements for directors and officers. During 1999, the Compensation Committee held one meeting. The Nominating Committee selects candidates for election to the Board of Directors or to fill vacancies thereon, after consideration of nominees proposed to it in writing, provided that such nominees have agreed in writing to be candidates for the Board of Directors. The Nominating Committee did not meet during 1999.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In connection with Mr. Quicke's relocation to New York, the Company made a $300,000 interest-free loan in 1993, payable on demand, and secured by a second mortgage on his home. Since 1996, Mr. Quicke has repaid an aggregate of $225,000 of this loan. Mr. Quicke repaid the outstanding balance of the loan in April 2000.

    Alex Alexander, brother of Norman E. Alexander (Chairman, Chief Executive Officer and a director of the Company), performs a variety of real estate and marketing services for Chromalloy Men's Apparel Group Inc. (a subsidiary of the Company), including participating in sales force performance and budget reviews and leasing and acquisition matters. He is compensated at an annual rate of $82,315 plus certain employee benefits. This arrangement commenced in early 1994, and the aggregate cost to the Company of such payments and benefits in 1999 was $92,674.

    The Sequa Corporation Master Trust for participating pension plans (the 'Trust') is a limited partner in Apollo Investment Funds, L.P., in which Mr. Leon Black, a director of the Company, is a general partner. The Trust has committed an aggregate of $12.5 million to these funds, approximately two-thirds of which had been invested by December 31, 1999. The remainder could be called during 2000 or thereafter. The Trust's capital contributions to date and unfunded commitments represent approximately 4.5% of the total assets of the Trust.

COMPENSATION OF DIRECTORS

    Each director who is not an employee of the Company received an annual retainer of $35,000 for 1999 and $500 for each meeting attended. Non-employee members of the Executive Committee, Audit Committee, Nominating Committee and Compensation Committee receive an additional annual fee of $5,000, $3,500, $2,500 and $3,500, respectively, and $500 for each committee meeting attended. The Company also reimburses its non-employee directors for travel, lodging and related expenses they may incur in attending Board and Committee meetings. Each director who is not an employee of the Company may elect to participate in the 1998 Directors' Stock Compensation Plan, whereby the participating director receives his annual retainer and meeting fees in the form of restricted shares of the Company's Class A Common Stock, in lieu of cash.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth the compensation paid for services rendered in all capacities to the Company and its subsidiaries with respect to 1997, 1998, and 1999 to the Chief Executive Officer of the Company and to the next four most highly compensated executive officers.


                                                                                  LONG TERM
                                                                                COMPENSATION
                                                                                -------------
                                                   ANNUAL COMPENSATION             AWARDS
                                           -----------------------------------  -------------
                                                                     OTHER       SECURITIES         ALL
          NAME AND                                                  ANNUAL       UNDERLYING        OTHER
         PRINCIPAL                                      BONUS    COMPENSATION     OPTIONS/     COMPENSATION
          POSITION               YEAR       SALARY     ($)(1)         ($)          SARS(#)          ($)
----------------------------  -----------  ---------  ---------  -------------  -------------  -------------
Norman E. Alexander ........   1999       $1,293,776 $  758,544       --             --          $   4,800(2)
 Chairman and Chief            1998        1,277,610  1,210,209       --             15,000          4,800(2)
 Executive Officer             1997        1,173,581  1,152,563       --             --              4,750(2)

John J. Quicke .............   1999          554,630    228,480       --             --              5,446(2)
 President and Chief           1998          513,065    437,325       --             12,000          5,579(2)
 Operating Officer             1997          449,842    250,154       --             --              6,313(2)

Stuart Z. Krinsly ..........   1999          691,978    374,343       --             --              4,886(2)
 Senior Executive Vice         1998          683,338    597,481       --             12,000          4,935(2)
 President and                 1997          627,703    569,041       --             --              5,034(2)
 General Counsel

Gerald S. Gutterman(3) .....   1999          347,848          0       --              5,000        110,108(2)
 Executive Vice President,     1998          414,651    361,931       --             --              5,446(2)
 Finance and Administration    1997          384,481    347,981       --             --              6,021(2)

Martin Weinstein ...........   1999          524,397    338,056       --             --              4,800(2)
 Executive Vice President,     1998          465,795    448,110       --             12,000          4,800(2)
 Gas Turbine Operations        1997          425,750    385,650       --             --              4,750(2)

William P. Ksiazek .........   1999          228,152    102,893       --             --              4,800(2)
 Vice President and            1998          224,395    163,508       --              5,000          4,800(2)
 Controller                    1997          205,885    155,707       --             --              4,750(2)

---------

(1) Bonuses are paid in the first quarter of the year following the year with respect to which they have been earned (i.e., bonuses earned with respect to 1999 are paid in the first quarter of 2000; these bonuses are reported in the Summary Compensation Table, above, on the 1999 Bonus line).

(2) These amounts consist of a matching contribution by the Company under the respective 401-K Plan in which each executive officer participates ($4,750 as to each named executive officer in 1997, $4,800 in 1998, and $4,800 in
    1999), plus (i) with respect to Mr. Quicke, $1,563, $779 and $646 for executive term life insurance premiums in 1997, 1998 and 1999, respectively; (ii) with respect to Mr. Krinsly, $284, $135 and $86 for executive term life insurance premiums in 1997, 1998 and 1999, respectively; and (iii) with respect to Mr. Gutterman, $37,123 accrued vacation payout in connection with his retirement, $67,620 from a supplemental executive retirement plan, and, $1,271, $646 and $565 for executive term life insurance premiums in 1997, 1998 and 1999, respectively.

(3) Mr. Gutterman retired effective June 1, 1999, but remains as a consultant to the Company, reporting to the Chairman and Chief Executive Officer.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

    The following table sets forth all stock options (there are no SARs) granted to each of the named executive officers during 1999. All option grants are for shares of Class A Common Stock.

                                                  INDIVIDUAL GRANTS
                             -----------------------------------------------------------
                               NUMBER OF         PERCENT OF
                              SECURITIES       TOTAL OPTIONS
                              UNDERLYING         GRANTED TO     EXERCISE OR
                                OPTIONS          EMPLOYEES      BASE PRICE    EXPIRATION       GRANT DATE
           NAME              GRANTED(#)(1)     IN FISCAL YEAR     ($/SH)         DATE      PRESENT VALUE($)(2)
           ----              -------------     --------------     ------         ----      -------------------
Norman E. Alexander........          0             --    %        $--            --             $--
John J. Quicke.............          0             --              --            --             --
Stuart Z. Krinsly..........          0             --              --            --             --
Gerald S. Gutterman........      5,000              19.42          63.50      6/24/2004          103,879
Martin Weinstein...........          0             --              --            --             --
William B. Ksiazek.........          0             --              --            --             --

---------

(1) No stock appreciation rights ('SARs') were granted during 1999. The option is a non-qualified option and vests in three equal annual installments, commencing on the first anniversay of the date of grant.

(2) Grant Date Present Value is determined using the Black-Scholes option pricing model based on the following assumptions: (a) an expected option term of four years which reflects a reduction of the actual five year term of an option based on historical data regarding the average length of time an optionee holds an option before exercising; (b) a risk-free rate of return of 6.5%, the yield of a five-year U.S. Government bond; (c) stock price volatility of 28.16%; and (d) an expected dividend yield of 0%. The Grant Date Present Value set forth in the table is only a theoretical value and may not accurately determine present value. The actual value, if any, to be realized by an optionee will depend on the excess of the market value of the Class A Common Stock over the exercise price on the date the option is exercised.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUES TABLE

    The following table shows the number of shares of Class A Common Stock acquired on exercise and the value realized by each of the named executive officers, and the number of shares of Class A Common Stock represented by outstanding unexercised stock options (there are no SARs) held by each of the named executive officers as of December 31, 1999.

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED       VALUE OF UNEXERCISED
                                    SHARES                               OPTIONS              IN-THE-MONEY OPTIONS
                                   ACQUIRED          VALUE        AT FISCAL YEAR-END(#)       AT FISCAL YEAR-END($)
             NAME               ON EXERCISE(#)    REALIZED($)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
             ----               --------------    -----------   -------------------------   -------------------------
Norman E. Alexander...........           0         $      0           5,000/10,000                     -0-/-0-
John J. Quicke................       8,133          336,085           4,367/ 8,000                 $10,712/-0-
Stuart Z. Krinsly.............           0                0           4,000/ 8,000                     -0-/-0-
Gerald S. Gutterman...........           0                0               0/ 5,000                     -0-/-0-
Martin Weinstein..............           0                0           4,000/ 8,000                     -0-/-0-
William P. Ksiazek............           0                0           1,666/ 3,334                     -0-/-0-

PENSION PLANS

    The following tables show the estimated annual pension benefits payable to each covered participant at normal retirement age under the Company's qualified defined benefit pension plans, taking into account any applicable nonqualified supplemental pension plans that provide benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits and any existing individual agreements, based on remuneration that is covered under the plans and agreements and years of service with the Company and its subsidiaries. There are separate pension plans within the Company for various subsidiaries.

                            PENSION PLAN TABLE -- A

                                                 YEARS OF SERVICE
              PLAN                -----------------------------------------------
          COMPENSATION               30          35           40           45
          ------------               --          --           --           --
$  400,000......................  $191,660   $  223,603   $  255,547   $  287,490
   600,000......................   291,660      340,270      388,880      437,490
   800,000......................   391,660      456,937      522,213      587,490
 1,000,000......................   491,660      573,603      655,547      737,490
 1,200,000......................   591,660      690,270      788,880      887,490
 1,400,000......................   691,660      806,937      922,213    1,037,490
 1,600,000......................   791,660      923,603    1,055,547    1,187,490
 1,800,000......................   891,660    1,040,270    1,188,880    1,337,490
 2,000,000......................   991,660    1,156,937    1,322,213    1,487,490

    Table A applies to Messrs. Alexander, Krinsly and Gutterman.

    Mr. Alexander is required to be paid $243,779 annually from the qualified defined benefit portion of the aggregate benefit shown in Table A.

    Mr. Krinsly's pension benefit was subject to actuarial increases for commencement after age 65. However, since Mr. Krinsly elected to begin receiving the qualified defined benefit portion of the aggregate benefit in the amount of $650,998 annually beginning on January 1, 1998, there are no further actuarial increases in Mr. Krinsly's total pension benefit after December 31, 1997. Mr. Krinsly's actuarially increased benefit effective December 31, 1997 in the amount of $1,219,048 replaces the lower amount shown in Table A.

    Mr. Gutterman retired effective June 1, 1999 and began receiving $240,583 annually. Mr. Gutterman's service is limited to 30 years by the terms of the plan.

                            PENSION PLAN TABLE -- B

                                              YEARS OF SERVICE
           PLAN             ----------------------------------------------------
       COMPENSATION            20         25         30         35         40
       ------------            --         --         --         --         --
$200,000..................  $ 55,788   $ 69,735   $ 83,682   $ 97,629   $106,629
 300,000..................    85,788    107,235    128,682    150,129    163,629
 400,000..................   115,788    144,735    173,682    202,629    220,629
 500,000..................   145,788    182,235    218,682    255,129    277,629
 600,000..................   175,788    219,735    263,682    307,629    334,629

    Table B applies to Messrs. Quicke and Ksiazek.

                            PENSION PLAN TABLE -- C

                                                       YEARS OF SERVICE
                     PLAN                       ------------------------------
                 COMPENSATION                      30         35         40
                 ------------                      --         --         --
$400,000......................................  $217,057   $237,567   $258,077
 500,000......................................   273,460    299,097    324,735
 600,000......................................   329,862    360,627    391,392
 700,000......................................   386,265    422,157    458,050

    Table C applies to Dr. Weinstein.

    Compensation covered by the plans is total pay for services, including elective deferrals to qualified plans, but excluding severance payments, expense reimbursements, and other non-wage items. With respect to Messrs. Alexander, Krinsly and Gutterman, their respective benefits are based on their respective highest average annual compensation in any five consecutive years of employment with the Company. With respect to Messrs. Quicke and Ksiazek, their respective benefits are based on their average compensation for all years after 1992. With respect to Dr. Weinstein, benefits are based on his average compensation for all years after 1979.

    The credited years of service and plan compensation for the named executive officers are:

                                                       ESTIMATED
                                                    CREDITED YEARS        PLAN
                                                      OF SERVICE*     COMPENSATION
                                                      -----------     ------------
Alexander.........................................        43           $1,824,514
Krinsly...........................................        43              947,292
Quicke............................................        34              590,689
Gutterman.........................................        30*             538,271
Weinstein.........................................        32              537,678
Ksiazek...........................................        24              285,364

    Benefits shown are computed as a straight life annuity beginning at age 65* and are offset by a portion of estimated Social Security benefits, if applicable.
---------

* At normal retirement age or current age if older. With respect to Mr. Gutterman, service is limited to 30 years by the terms of the plan.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

    The Company has entered into employment agreements with the named executive officers listed below (supplementary retirement agreements with any of the named executive officers are accounted for in the foregoing section, 'Pension Plans').

                                                                          TERM OF                 ANNUAL
          NAME                            TITLE                          AGREEMENT             COMPENSATION
          ----                            -----                          ---------             ------------
John J. Quicke..........   President and Chief Operating
                           Officer                                    1/1/95 - 12/31/2002(1)     $590,800(2)
Martin Weinstein........   Senior Vice President, Gas Turbine
                             Operations                               6/1/96 - 12/31/2002(1)     $559,900(2)
William P. Ksiazek......   Vice President and Controller               3/1/99 - 2/28/2002(1)     $240,400(2)

                                                        (footnotes on next page)

(footnotes from previous page)

(1) The term may be extended or terminated prior to expiration under certain circumstances (including death, disability and for cause).

(2) These amounts reflect March 1, 2000 salaries and do not include additional incentive compensation which may be payable.

STOCK PERFORMANCE GRAPH -- 5 YEAR CUMULATIVE INDEX

    The graph set forth below compares the annual percentage change in the cumulative total shareholder return on an investment of $100 in the Company's Common Stock, on an indexed basis, with the S&P 500 Stock Index and the S&P Aerospace/Defense Index, for the period of five years ended December 31, 1999.

                          TOTAL RETURN TO SHAREHOLDERS
                              REINVESTED DIVIDENDS


                               [PERFORMANCE GRAPH]

                                                                                            AEROSPACE/
                             SEQUA CORP - CL A     SEQUA CORP - CL B    S&P 500 INDEX     DEFENSE - 500
                             -----------------     -----------------    -------------     -------------
Dec. 94                           100.00                100.00             100.00            100.00
Dec. 95                           117.31                148.36             137.58            165.49
Dec. 96                           150.96                187.79             169.17            221.36
Dec. 97                           250.24                279.81             225.60            227.73
Dec. 98                           230.29                276.60             290.08            174.57
Dec. 99                           207.45                225.35             351.12            170.07


REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD ON EXECUTIVE COMPENSATION

    The Company's executive compensation program is developed and implemented by the Company's Human Resources Department in conjunction with the Compensation Committee of the Board of Directors. The Compensation Committee, which is composed of two non-employee directors, reviews and approves all elements of the program, which is then submitted to the full Board of Directors for ratification. This program is based upon objectives that seek to attract and retain key executives critical to the success of the Company, and reward and motivate executives for performance that maximizes

Company success and shareholder value. In order to accomplish these goals, the Company has designed a competitive base salary program and annual incentive cash bonus plans which are predominantly geared toward achievement of stated financial goals. In addition, stock option grants may be awarded from time to time in order to emphasize stockholder returns and focus on long-term goals.

    Base salaries for executive officers of the Company are intended to maintain competitive rates of pay for executives in relation to the market. The Company competes for executive talent across a broad range of industrial and non-industrial industry segments. The Company's Human Resources Department collects and analyzes competitive salary data from a comprehensive group of surveys produced by leading human resource/compensation consulting firms. In 1999, these surveys included those published by Towers Perrin, Hewitt Associates, the Conference Board, William M. Mercer, Inc. and the American Compensation Association among others. These surveys disclose compensation levels for executives at corporations comparable to the Company in size and industry mix, including firms classified as 'S&P 500.' The Human Resources Department does not limit its comparative analyses to companies classified as 'Aerospace/Defense,' since it believes that the Company competes for executive talent beyond these industries.

    This analysis is presented to the Compensation Committee in the form of an 'Officer Salary Survey.' In the officers' survey, particular reliance is placed on the findings of Towers Perrin and Hewitt Associates. Here, definitions of survey positions, company size and industry mix most closely align with the actual responsibilities of Sequa's executive officer group. The base salary levels for certain of Sequa's executive officers fall at the high end of survey ranges, although these levels are disproportionately affected by salaries paid to those executives with extensive years of service.

    The Compensation Committee's review of the competitive market resulted in salary increases of 4.0% being awarded to Messrs. Alexander and Krinsly; 5.5% to Messrs. Quicke and Weinstein; and 4.5% to Mr. Ksiazek in March 2000. The executive officers were granted the foregoing increases as a result of the Compensation Committee's determination that these adjustments were required in order to maintain competitive, yet reasonable, salary levels. In all cases, there was a desire to maintain the high level of motivation and contribution associated with these executives. The Compensation Committee's conclusions were based upon the detailed comparisons described above with respect to Company size, complexity and industry mix, overlaid by the performance, experience and tenure of the Company's executive officers.

    The Company's annual incentive bonus plans seek to motivate and reward executives by recognizing the impact their individual accomplishments have had on the financial performance of the Company or of a particular division during the previous year. Four of the named executive officers are awarded bonuses under the Company's Management Incentive Bonus Program for Corporate Executive Officers (the 'Plan'). Under the Plan, bonuses are earned under a formula derived from the Company's achieving or exceeding its minimum target of primary earnings per share before extraordinary items ('EPS') for the year. The target is determined each year by the Compensation Committee.

    For the Chairman/Chief Executive Officer and the Senior Executive Vice President/ General Counsel, the bonus opportunity is derived entirely from EPS targets. For the Chairman/Chief Executive Officer, the bonus opportunity is calculated at 32.5% of his base compensation if the Company achieves its 'Minimum' EPS, up to 65% of base compensation at 'Par' EPS, and up to 97.5% of base compensation at 'Outstanding' EPS. For the Senior Executive Vice President/General Counsel, the bonus opportunity is calculated at 30% of base compensation for 'Minimum', up to 60% for 'Par,' and up to 90% for 'Outstanding' EPS. For the President/Chief Operating Officer and the Executive Vice President, Gas Turbine Operations, the bonus opportunity is calculated at 30% of base compensation for 'Minimum', up to 60% for 'Par,' and up to 90% for 'Outstanding' with 33.3% of the total bonus opportunity based upon Company EPS targets, and 66.6% based on the actual operating income and return on net assets ('RONA'), as compared against budgeted targets, for the operations under their respective direction. The Executive Vice President -- Finance and Administration was not eligible for a bonus in 1999 due to his retirement on June 1, 1999.

    Based on the Company's EPS performance, for 1999 the Chairman/Chief Executive Officer was awarded a bonus of $758,544; and the Senior Executive Vice President/General Counsel was awarded a bonus of $374,343. The President/Chief Operating Officer was awarded a bonus of $228,480 for 1999 based on the Company's EPS performance results and the operating income and RONA of the operations under his direction, which results were unfavorably affected by the operating performance of ARC and MEGTEC. The Executive Vice President, Gas Turbine Operations was awarded a bonus of $338,056, based on the Company's EPS performance and the operating income and RONA of the gas turbine operations.

    The Vice President and Controller is eligible for a bonus award under the Company's Management Incentive Bonus Program for Corporate Non-Executive Officers and Corporate Staff. Bonuses are awarded under this plan according to the achievement of target EPS and the achievement of personal performance goals, which are agreed upon each year. For the Vice President and Controller, the bonus opportunity is calculated at 25% of base compensation for 'Minimum', up to 50% for 'Par,' and up to 75% for 'Outstanding' EPS; provided that personal performance goals have been fully achieved. The Vice President and Controller was awarded a bonus of $102,893, based upon the Company's EPS performance and his attainment of the personal performance goals established for him for 1999.

    The Plan was initially approved by shareholders in 1994 to comply with
Section 162(m) of the Internal Revenue Code and certain amendments were approved by the shareholders in 1995. That section provides that compensation of an executive officer who is required to be listed in the Summary Compensation Table of the Proxy Statement is not tax deductible by the Company to the extent that it exceeds $1.0 million, unless certain criteria (including shareholder approval) have been met. Thus, bonuses (but not salaries) payable to Corporate Executive Officers under the Plan (which complies with the requirements of Section 162(m)) are tax deductible by the Company even if they raise total compensation of any such officer above $1.0 million. While the terms of the Plan provide that it cannot be substantively amended without shareholder approval (or it will no longer be in compliance with Section 162(m)), the Compensation Committee always retains discretion to impose more restrictive, although not more generous, criteria under the Plan. The terms of the original 1994 Plan provided for achievement of budgeted EPS levels of 85% (Minimum), up to 100%
(Par) and up to 115% (Outstanding). The Compensation Committee adjusted these bonus levels for 1998 and again for 1999 for achievement of budgeted EPS levels of 85% (Minimum) and up to 100% (Par) and up to 125% (Outstanding). The Plan is being presented to the shareholders for approval at the 2000 Annual Meeting in order to comply with the requirement under Section 162(m) that such approval be obtained every five years.

    It is the belief of the Compensation Committee that long-term compensation awards in the form of stock options remain a significant part of an overall executive compensation package. Accordingly, approval for the 1998 Key Employees' Stock Option Plan was obtained at the 1998 Annual Meeting of

Stockholders and approval of certain amendments to the 1998 Key Employees' Stock Option Plan is being sought at the 2000 Annual Meeting of Stockholders.

    Despite the unfavorable effect on performance of several unusual factors in 1999, the major portion of the Company's business base generated good results for the year. Moreover, the Company strengthened its long-term capital structure on favorable terms through the public offering of $500 million of Senior Notes due in 2009. For the current year, the outlook for the aerospace industry and several other key markets served by Sequa businesses appears favorable, although, as was the case in 1999, unforeseen events can affect performance. The Compensation Committee is confident, however, that Sequa's executive officer group is fully equipped to meet whatever challenges are encountered in the course of directing the Company's operations. The Compensation Committee believes that the total compensation packages provided to the Company's executive officers are competitive without being excessive and are appropriate to assure the retention and motivation of this highly skilled and experienced segment of the Sequa workforce.

                                          Compensation Committee
                                          Gerald Tsai, Jr., Chairman
                                          Donald D. Kummerfeld

ITEM 2.

              REAPPROVAL OF THE MANAGEMENT INCENTIVE BONUS PROGRAM
                        FOR CORPORATE EXECUTIVE OFFICERS

    The Board of Directors has accepted the recommendation of the Compensation Committee to present the Management Incentive Bonus Program for corporate executive officers and corporate staff (the 'Plan') to the shareholders for the reapproval of the Plan as required by applicable Internal Revenue Code regulations. The eligible corporate executive officers consist of the Chairman/Chief Executive Officer, President/Chief Operating Officer, Senior Executive Vice President/General Counsel, and Executive Vice President/Gas Turbine Operations.

    The Plan is being submitted to the shareholders for reapproval in accordance with the regulations promulgated by the Internal Revenue Service under
Section 162(m) of the Internal Revenue Code which require that shareholders reapprove certain compensation arrangements every five years in order for the Company to be able to continue to deduct certain compensation paid to the named executive officers. The regulations impose conditions and limitations on the deductibility of compensation paid to certain executive officers of public companies. Compensation of an executive officer who is required to be listed in the Summary Compensation Table (a 'named executive officer') is not deductible by the Company for tax purposes to the extent that it exceeds $1.0 million, unless specific criteria have been met. To minimize the adverse consequences of the regulations, the Company presented the Plan to the shareholders at the Annual Meeting in 1994 and obtained shareholder approval of the Plan. Thereafter, the Company presented certain amendments to the Plan to the shareholders at the Annual Meeting in 1995 and obtained shareholder approval of the amendments.

    The Plan provides for a bonus to be paid to certain corporate executive officers based solely on the Company's achieving or surpassing certain targets related to budgeted earnings per share from continuing operations ('EPS') and for certain other corporate executive officers based on a combination of budgeted EPS, operating income, and return on net assets ('RONA') for the operations under that officer's direction. The Plan refers to the attainment of budgeted EPS as 'par performance', which for purposes of the Plan is a number agreed to at the beginning of each year by the Compensation Committee of the Board of Directors of the Company, taking into account a host of factors including past performance, industry trends and projected levels of achievement. The actual EPS for the past year is calculated at the beginning of the next fiscal year in reliance upon the unaudited financial statements of the Company (which contain all adjustments necessary to fairly present the Company's results for the year then ended). Prior to any bonus payments under the Plan, the Compensation Committee must certify that the required EPS has been achieved. The maximum amount of compensation that may be paid to any individual under the Plan in any calendar year may not exceed $2 million. The reapproval of this Plan by the stockholders constitutes the approval of this limitation. The table set forth below states the maximum percentages of salary payable to each eligible corporate executive officer as a bonus under the Plan. The criteria for bonus eligibility for the President/Chief Operating Officer and the Executive Vice President/Gas Turbine Operations is calculated in accordance with 33.3% EPS and 66.7% operating income and RONA for the operations under their respective direction. Thus, the provisions of the Plan that require the attainment of EPS before any bonus shall be payable to an eligible corporate executive officer shall apply only with respect to one-third of the bonus that may be earned by each of the President/Chief Operating Officer and the Executive Vice President/Gas Turbine Operations, the remaining two-thirds of their respective bonuses being determined solely with reference to the performance of those operations of the Company for which each is responsible. Attainment of individual performance goals is not calculated into the bonus formula for the eligible corporate executive officers.

                                 PLAN BENEFITS

                                                                                                                POTENTIAL
                                                                                                                  BONUS
                                                         POTENTIAL                                             PAYMENT AS A
                                                           BONUS                                                   % OF
                                                        PAYMENT AS A                                            SALARY AT
                                                       % OF SALARY AT             POTENTIAL BONUS              OUTSTANDING
                                                          MINIMUM                  PAYMENT AS A                PERFORMANCE
                                                        PERFORMANCE                 % OF SALARY                   BY THE
                                                           BY THE                     AT PAR                     COMPANY
                                                          COMPANY                 PERFORMANCE BY                 (115% OR
                                                          (85% OF                   THE COMPANY                  MORE OF
  NAME OF INDIVIDUAL              POSITION             BUDGETED EPS)              (BUDGETED EPS)              BUDGETED EPS)
  ------------------              --------             -------------              --------------              -------------
Norman E. Alexander...  Chairman and Chief Executive
                          Officer                         32.5                          65                       97.5
John J. Quicke........  President and Chief Operating
                          Officer                         30(1)                         60(1)                    90(1)
Stuart Z. Krinsly.....  Senior Executive Vice
                          President and General
                          Counsel                         30                            60                       90
Martin Weinstein......  Executive Vice President, Gas
                          Turbine Operations              30(1)                         60(1)                    90(1)

---------

(1) The EPS performance criteria apply only to one-third of the bonus for Messrs. Quicke and Weinstein; the remaining two-thirds of their respective bonus potential is exclusively determined by the performance of their respective operations in accordance with the same percentages.

Note: The percentage of bonus payable increases incrementally as the EPS moves from 85% up to par performance, and likewise, between par and 115%. The potential bonus payment shown at 115% of budgeted EPS is the maximum available regardless of how high the EPS actually goes.

    The affirmative vote of the holders of shares of stock representing a majority of the combined voting rights of all eligible classes of stock present or represented at the meeting is required to reapprove the Management Incentive Bonus Plan for Corporate Executive Officers.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE 'FOR' REAPPROVAL OF THE MANAGEMENT INCENTIVE BONUS PLAN FOR CORPORATE EXECUTIVE OFFICERS.

ITEM 3.

                     PROPOSED AMENDMENTS TO AND APPROVAL OF
                    THE 1998 KEY EMPLOYEES STOCK OPTION PLAN

    The Board of Directors has found that the granting of stock options continues to be an effective method of recruiting and retaining competent management personnel. Stock options also provide incentive and strengthen the identity of interests of key employees and the Company. For these reasons, the Board of Directors originally adopted the 1998 Key Employees Stock Option Plan (the 'Plan') and it was approved by the stockholders at the 1998 Annual Meeting of Stockholders. On March 30, 2000, the Board of Directors, subject to approval of the stockholders, adopted several amendments to the Plan (the Plan, as so amended is hereafter referred to as the 'Plan'). A copy of the Plan may be obtained upon written request to the Secretary of the Company, 200 Park Avenue, New York, New York 10166. The following summary of the principal provisions of the Plan is qualified in its entirety by reference to the Plan itself.

    Administration of the Plan is the responsibility of the Compensation Committee of the Board of Directors, a committee of two or more persons appointed by the Company's Board of Directors. Members of the Compensation Committee are not eligible to receive options and shall at all times be 'Non-Employee Directors', as defined in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934, as amended. The Compensation Committee may grant to officers and key employees of the Company and its subsidiaries (which class currently comprises approximately 115 persons) options to purchase an aggregate of not more than 950,000 shares of the Company's Class A Common Stock, subject to anti-dilution provisions. The Plan originally authorized total options available for grant under the Plan relating to 500,000 shares. As of March 1, 2000, options to purchase 65,083 shares remain authorized for grants under the Plan. The Board of Directors has approved, and recommends that the stockholders of the Company approve, a proposal to increase the number of shares of Class A Common Stock available for issuance under the Plan from 500,000 shares to 950,000 shares. An option may be granted to a director of the Company who is not a member of the Compensation Committee, provided that the director is also an officer or key employee. The Plan originally limited the amount of option shares that may be granted in the aggregate to any one participant in the Plan during the term of the Plan to 50,000 shares. The Board of Directors has approved, and recommends that the stockholders of the Company approve, a proposal to increase the number of option shares that may be granted in the aggregate to any one participant in the Plan during the term of the Plan to 200,000 shares. Options may be either 'Incentive Stock Options', as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the 'Code'), or options not intended to be so qualified ('Non-Qualified Options'). In determining the key employees who are to receive options and the number of shares to be covered by each option, the Compensation Committee considers the employee's position and responsibilities, service and accomplishments, present and future value to the Company, anticipated length of future service, and other relevant factors. Accordingly, the number of option shares, or the value thereof, that may be granted to any participant, including the named executive officers, during the term of the Plan, is not determinable. If the amendments to the Plan had been in effect during 1999, no change to the grants to the named executive officers would have been made. The Compensation Committee may grant more than one option to a participant during the life of the Plan, and such option may be in addition to an option or options previously granted; provided, however, that the aggregate fair market value (determined as of the date of grant) of shares with respect to which Incentive Stock Options may become exercisable for the first time by an individual (under all plans of the Company and any present or future parent or subsidiary) during any calendar year shall not exceed $100,000. All options (both Incentive Stock Options and Non-Qualified Options) shall be exercisable at not less than 100% of the fair market value of the shares on the date of grant, subject to anti-dilution provisions; provided, however, that if an Incentive Stock Option is granted to an individual who owns more than 10% of the total combined voting power of all classes of stock of the Company, actually or constructively under Section 424(d) of the Code (a '10% Stockholder'), such option shall be exercisable at not less than 110% of the fair market value of the stock subject to the option. Any Incentive Stock Options issued to a 10% Stockholder must expire within five years from the date of grant. Mr. Alexander is currently the only 10% Stockholder eligible to participate in the Plan. Under the Plan, either treasury or authorized and previously unissued shares may be issued. If an option expires, is surrendered, is terminated or otherwise ceases to be exercisable, the shares as to which the option has not been exercised will continue to be available under the Plan. Options granted pursuant to the Plan are transferable only by will or by laws governing descent and distribution, and, during the lifetime of an optionee, such options are exercisable only by the optionee.

    In general, neither the grant nor the exercise of an Incentive Stock Option will result in taxable income to the employee or a deduction to the Company. The sale of stock received pursuant to the exercise of an option which satisfies all of the requirements of an Incentive Stock Option, as well as the holding period requirement described below, will result in a long-term capital gain or loss to the employee and will not result in a tax deduction to the Company. The exercise of an Incentive Stock Option will give rise to an item of adjustment for the employee for purposes of the alternative minimum tax in an amount equal to the excess of the fair market value of the stock at the time of exercise over the option price, unless there is a disposition of the stock in the same taxable year in which the exercise occurred. To receive Incentive Stock Option treatment, the optionee must not dispose of the stock within two years after the option is granted and must hold the stock itself for a least one year after the transfer of such stock to the optionee. In general, if all requirements for Incentive Stock Option treatment other than the holding period rules are satisfied, the recognition of income by the optionee is deferred until disposition of the stock, but any gain in an amount equal to the lesser of
(a) the fair market value of the stock on the date of exercise minus the option price, or (b) the amount realized on the disposition minus the option price is treated as ordinary income; any additional gain is treated as capital gain (long-term or short-term, depending on the holding period). The Company will be entitled to a deduction in respect of such ordinary income for its taxable year in which or with which ends the taxable year of the optionee in which the amount is included in income.

    An optionee will realize no income at the time a Non-Qualified Option is granted. Such advice is predicated on the assumption that, under existing U.S. Treasury Department regulations, the options, at the time of their grant, have no readily ascertainable fair market value. Ordinary income will be realized by an optionee at the time the non-qualified option is exercised. When such an option is exercised, the amount of such income will be equal to the excess of the fair market value on the exercise date of the shares issued to the optionee over the option price. The optionee's holding period will begin on the date of exercise. The tax basis of the stock acquired upon the exercise of any option will be equal to the sum of (a) the exercise price of the option and (b) the amount included in income. The Company will be entitled, subject to the usual rules as to reasonableness of compensation, to a deduction for Federal income tax purposes in the same amount as the optionee is considered to have realized ordinary income in connection with either the grant or exercise of the Non-Qualified Option. The deduction will be allowed for the taxable year in which or with which ends the taxable year of the optionee in which the amount is included in income.

    The foregoing provides only a brief summary of the principal Federal income tax consequences of awards under the Plan. This summary is not intended to be exhaustive and does not describe state, local or foreign tax laws.

    The Board of Directors may at any time terminate or amend the Plan in any respect; provided, however, that no such action, without approval of the stockholders, may (a) increase the total amount of stock which may be granted under the Plan, except as hereinbefore described, (b) change the manner of determining the option price, (c) withdraw the administration of the Plan from the Compensation Committee, (d) permit any person while a member of the Compensation Committee to be eligible to receive an option under the Plan, or
(e) increase the aggregate options under the Plan that may be granted to any one participant; provided further, that no amendment, modification or termination of the Plan shall in any manner adversely affect the right of any optionee or transferee of any option theretofore granted under the Plan without the consent of such optionee or transferee. The foregoing authority of the Board of Directors shall include specific authority to amend the Plan in any respect to satisfy the requirements of Section 422 of the Code and/or U.S. Treasury Department regulations promulgated thereunder as to the qualification and/or continued qualification of stock options granted under the Plan which are intended to qualify as 'Incentive Stock Options' or in order to comply with any other applicable laws or regulations currently or hereafter in effect.

    The Plan became effective February 26, 1998, the date of its adoption by the Board of Directors, as it was approved by the stockholders at the 1998 Annual Meeting of Stockholders held on May 7, 1998. The amendments described above became effective March 30, 2000, the date of their adoption by the Board of Directors, subject, however, to approval by the stockholders at the 2000 Annual Meeting of Stockholders to be held on May 4, 2000. If such approval is not obtained, the Plan shall continue as in effect prior to the adoption of the amendments described herein. The Plan shall, in all events, terminate on February 25, 2008 (or on such earlier date as the Board of Directors may determine), and no options shall be granted under the Plan after that date. Any options outstanding at such termination date shall remain outstanding until it is either exercised in full, expires by reason of lapse of time, or terminates by its terms. As of March 15, 2000, the closing price of the Class A Common Stock on the Exchange Composite Tape, as reported by the National Quotation Bureau Incorporated was $30.75 per share.

    The Board of Directors has approved, and recommends that the stockholders of the Company approve, (i) a proposal to increase the number of shares of Class A Common Stock available for issuance under the Plan from 500,000 shares to 950,000 shares, (ii) an amendment to increase the number of option shares that may be granted in the aggregate to any one participant in the Plan during the term of the Plan to 200,000 shares, and (iii) the Plan as amended.

    The affirmative vote of the holders of a majority of the combined vote cast of the Company's Class A Common Stock, Class B Common Stock, and Preferred Stock issued and outstanding on March 15, 2000 is required to approve the amendments to the 1998 Key Employees Stock Option Plan, provided that the total vote cast represents over 50% in interest of all securities entitled to vote.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU VOTE 'FOR' THE PROPOSAL TO AMEND AND APPROVE THE 1998 KEY EMPLOYEES STOCK OPTION PLAN AS SET
                                  FORTH ABOVE.

ITEM 4.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

    The stockholders will be asked to ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year 2000. Arthur Andersen LLP has been regularly employed as the independent auditors for the Company since 1940. Representatives of the firm are expected to be present at the stockholders' meeting with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

    THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT YOU
VOTE 'FOR' RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT PUBLIC
ACCOUNTANTS.

                                 OTHER MATTERS

    The management of the Company knows of no business other than that referred to herein to be presented for action at the meeting. If, however, any other business should properly come before the meeting or any adjournment thereof, it is intended that all proxies will be voted with respect to such business in accordance with the best judgment of the persons named in said proxies.

             PROPOSALS OF STOCKHOLDERS FOR THE 2001 ANNUAL MEETING

    Proposals by stockholders intended to be presented for action at the 2000 annual meeting of stockholders must be received by the Company at its principal executive offices, 200 Park Avenue, New York, New York 10166, not later than November 30, 2000. It is suggested that such proposals be submitted by Certified Mail-Return Receipt Requested. The SEC has amended Rule 14a-4(c) under the Exchange Act which governs the Company's use of discretionary proxy voting authority with respect to shareholder proposals that are not being included in the Company's proxy solicitation materials pursuant to Rule 14a-8 of the Exchange Act. Therefore, in the event a stockholder does not notify the Company at least 45 days before the date the Company mailed its proxy material for the prior year's annual meeting of stockholders (which date would be February 14, 2001 for the Company's 2001 Annual Meeting) of an intent to present such a proposal at the Company's 2001 Annual Meeting, the Company's management proxies will have the right to exercise their discretionary authority in connection with the matter submitted by the stockholder, without discussion of the matter in the Proxy Statement.

April 5, 2000

[Logo]
Printed on Recycled Paper

                                   APPENDIX 1

                               SEQUA CORPORATION

      SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING OF
                 STOCKHOLDERS OF SEQUA CORPORATION -- MAY 4, 2000

       The undersigned hereby appoints Norman E. Alexander and Stuart Z. Krinsly, or either of them, attorneys and proxies, with full power of substitution and revocation in each, for and on behalf of the undersigned, and with all the powers the undersigned would possess if personally present, to vote at the above Annual Meeting to be held at 270 Park Avenue, Conference Room A, 11th Floor, New York, New York at 11:00 AM and any adjournment or postponement thereof all shares of Common and Preferred Stock of Sequa Corporation that the undersigned would be entitled to vote at such meeting.

       This proxy, when properly executed, will be voted as directed by the stockholder. If no direction is given, when the duly executed proxy is returned, the shares represented by this proxy will be voted FOR all nominees in
Item 1 and FOR Items 2, 3 and 4. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

(Continued, and to be signed and dated, on the reverse side.)


                                                    SEQUA CORPORATION
                                                    P.O. BOX 11180
                                                    NEW YORK, N.Y. 10203-0180

                                ADMISSION TICKET

                               SEQUA CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS

                             May 4, 2000 11:00 a.m.

                                270 Park Avenue
                         Conference Room A, 11th Floor
                               New York, New York

       If you plan to attend the Annual Meeting, please mark the notification box on the bottom of this card.

       You must present this portion of the card in order to be admitted to the Sequa Corporation Annual Meeting on May 4, 2000.

                       Please note: The number(s) specified above refer(s) to
                       the number of shares. Class A Common Stock and $5.00
                       Cumulative Convertible Preferred Stock are each entitled
Please Detach Here     to one vote per share. Class B Common Stock is entitled
                       to ten votes per share.

--------------------------------------------------------------------------------
[      ]
            The Board of Directors recommends a vote FOR all nominees
                       in Item 1 and FOR Items 2, 3 and 4.

1. Election of Director Nominees: Messrs. Alexander, Black, Dworman, Gottesman, Krinsly, Kummerfeld, LeFrak, Quicke, Sovern, Sullivan Tsal and Weinstein

FOR all nominees         WITHHOLD AUTHORITY             *EXCEPTIONS
listed above    [ ]      to vote for all       [ ]                   [ ]
                         nominees listed above

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)
*Exceptions --------------------------------------------------------------

                                           FOR         AGAINST    ABSTAIN

2. Reapproval of the                       [ ]           [ ]         [ ]
   Management Incentive
   Bonus Plan for Corporate
   Executive Officers

3. Approve amendments to                   [ ]           [ ]         [ ]
   1998 Key Employees Stock
   Option Plan

4. Appointment of Arthur                   [ ]           [ ]         [ ]
   Andersen LLP as independent
   auditors for 2000.

                    I plan to attend                     [ ]
                    the Annual Meeting.

                    Address Change and/or                [ ]
                    Comments Mark Here x

NOTE: Please sign as name appears hereon. When signing as attorney, executor, administrator, trustee, guardian, please give full title as such. If the signer is a corporation, please sign the full corporate name, by duly authorized officer. If shares are held jointly, each stockholder named should sign.

Dated: __________________________________________, 2000

________________________________________________________
Signature(s)
________________________________________________________

Votes MUST be indicated       [ ]
(X) in black or blue ink.


(Please sign, date and return this proxy card in the enclosed envelope.)

                               PLEASE DETACH HERE
                 You Must Detach This Portion of the Proxy Card
                  Before Returning it in the Enclosed Envelope

-------------------------------------------------------------------------------

                                    APPENDIX 2

                                ATTENDANCE CARD


                               SEQUA CORPORATION
                         ANNUAL MEETING OF STOCKHOLDERS

                             May 4, 2000 11:00 a.m.
                                270 Park Avenue
                         Conference Room A, 11th Floor
                               New York, New York

If you plan to attend the Annual Meeting, please sign and return the self-addressed, postage paid portion of this card.

You will need to present this portion of the card in order to be admitted to the Sequa Annual Meeting on May 4, 2000.


- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


I plan to attend the Annual Meeting of Stockholders of Sequa Corporation on May 4, 2000.

--------------------------------------------------------
Signature

--------------------------------------------------------
Please print/type full name as it appears on proxy card

Address:

--------------------------------------------------------

--------------------------------------------------------

Stock Ownership: Class A ___  Class B ___  Preferred ___
--------------------------------------------------------
            Please check all that apply

                                 ATTENDANCE CARD
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
                                                                NO POSTAGE
                                                                NECESSARY
                                                                IF MAILED
                                                                 IN THE
                                                              UNITED STATES

    BUSINESS REPLY MAIL
   FIRST CLASS PERMIT NO. 2596 NEW YORK, N.Y.
     POSTAGE WILL BE PAID BY ADDRESSEE

        SEQUA CORPORATION
        ATTN: CORPORATE SECRETARY
        200 PARK AVENUE
        NEW YORK, NY 10164-1882

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